EXHIBIT 4.3






                     Dentsply International Inc.
                       570 West College Avenue
                          York, PA  17405

                                                As of March 1, 2001

The Prudential Insurance Company
  of America ("Prudential")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential , the "Purchasers")

c/o Prudential Capital Group
1114 Avenue of the Americas
Floor 30
New York, New York  10036

Ladies and Gentlemen:

           The undersigned, DENTSPLY International Inc. (herein called the "Company"), hereby agrees with you as follows:

           1.   AUTHORIZATION OF ISSUE OF NOTES.

           1A. Authorization of Issue of Series A and Series B Notes. The Company will authorize the issue of (i) its senior promissory notes (the "Series A Notes") in the aggregate principal amount of 82,450,000 Swiss Francs, to be dated the date of issue thereof, to mature March 1, 2007, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 4.42% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto and (ii) its senior promissory notes (the "Series B Notes") in the aggregate principal amount of 84,400,000 Swiss Francs, to be dated the date of issue thereof, to mature March 1, 2007, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 4.56% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-2 attached  hereto.  The terms  "Series A Note" and  "Series A Notes"
as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A

Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision. The terms "Series B Note" and "Series B Notes" as used herein shall include each Series B Note delivered pursuant to any provision of this Agreement and each Series B Note delivered in substitution or exchange for any such Series B Note pursuant to any such provision.

           1B. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its additional senior promissory notes (the "Shelf Notes") in the aggregate principal amount of $50,000,000 (or the equivalent in the Available Currencies), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than fifteen years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than twelve years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-3 attached hereto. The terms "Shelf Note" and "Shelf Notes" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "Note" and "Notes" as used herein shall include each Series A Note, each Series B Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, (vi) the same currency denomination and
(vii) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

           2.   PURCHASE AND SALE OF NOTES.    PURCHASE   AND  SALE
OF NOTES.

           2A. Purchase and Sale of Series A and Series B Notes. The Company hereby agrees to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Company the aggregate principal amounts of
Series A Notes and Series B Notes set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amounts. On March 1, 2001 (herein called the "Series A Closing Day"), the Company will deliver to Prudential at the offices of Prudential Capital Group, one or more Series A Notes and/or Series B Notes registered in its name, evidencing the aggregate principal amount of Series A Notes and/or Series B Notes to be purchased by Prudential and in the denomination or denominations specified with respect to Prudential in the
Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account as specified in a funding instruction letter from the Company delivered at least one New York Business Day prior to the

 Series A Closing Day. Notwithstanding the fact that the Series A Notes and Series B Notes are denominated in Swiss Francs, the purchase price to be paid in each case is $50,000,000 (total purchase price of $100,000,000 for Series A and Series B Notes).

           2B.  Purchase and Sale of Shelf Notes.

           2B(1). FacilityB(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time. For purposes of the preceding sentence, all aggregate principal amounts of Shelf Notes and Accepted Notes shall be calculated in Dollars with the aggregate amount of any Shelf Notes or Accepted Notes denominated or to be denominated in any Available Currency other than Dollars being converted to Dollars at the rate of exchange used by Prudential to calculate the Dollar equivalent at the time of the applicable Acceptance under paragraph 2B(5). NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

           2B(2). Issuance PeriodB(2). Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a New York Business Day, the New York Business Day next preceding such anniversary) and
(ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a New York Business Day, the New York Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

             2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by facsimile or overnight delivery service, and shall (i) specify the currency (which shall be an

Available Currency) of the Shelf Notes covered thereby, (ii) specify in Dollars the aggregate principal amount of Shelf Notes covered thereby (or the Dollar equivalent of Shelf Notes to be denominated in a currency other than Dollars), which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made,
(iii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iv) specify the use of proceeds of such Shelf Notes,
(v) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vii) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

             2B(4). Rate QuotesB[(4)]. Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or facsimile, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such other time as Prudential may elect) interest rate quotes for the several currencies, principal amounts (or the approximate equivalent in the case of Notes to be denominated in currencies other than the Dollar, as estimated by Prudential), maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a "Quotation"). Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

             2B(5).  Acceptance.  Within the Acceptance  Window, an
Authorized Officer of the Company may, subject to paragraph 2B(6), elect to accept on behalf of the Company a Quotation as to the aggregate principal amount of the Shelf Notes specified in the related Request for Purchase (each such Shelf Note being herein called an "Accepted Note" and such acceptance being herein called an "Acceptance"). The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on any such expired Quotation. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

             2B(6). Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided a Quotation pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with paragraph 2B(5)
(i) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, or (ii) in the case of Shelf Notes to be denominated in a currency other than Dollars, in the markets for relevant government securities (which in the case of the Euro, shall be the German Bund) or the spot and forward currency market, the financial futures market or the interest rate swap market, then such Quotation shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired Quotation. If the Company thereafter notifies Prudential of the
Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

             2B(7). Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, New York 10036, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled

Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. If a Rescheduled Closing Day is established in respect of Notes denominated in a currency other than Dollars, the Notes shall have the same maturity date, principal prepayment dates and amounts and interest payment dates as originally scheduled. In the event that the Company shall fail to give such notice referred to in the second preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

          2B(8).Fees.

          2B(8)(i). Structuring Fee. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the "Structuring Fee") in the amount of $50,000.

         2B(8)(ii). Issuance Fee. The Company will pay to Prudential in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day (other than the Series A Closing Day) in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day.

        2B(8)(iii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company shall pay the Purchaser which shall have agreed to purchase such Accepted Note,

           (a) in the case of an Accepted Note denominated in Dollars, on the Cancellation Date or actual Closing Day of such purchase and sale, a fee (herein called the "Dollar Delayed Delivery Fee") equal to the product of (i) the amount determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the average investment rate per annum on alternative Dollar investments of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days from time to time fixed for the delayed delivery of such Accepted Note, (ii) the principal amount of such Accepted Note, and (iii) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360; or

           (b) in the case of an Accepted Note denominated in a currency other than

Dollars, on the Cancellation Date or the actual Closing Day of such purchase and sale, a fee (herein called the "Non-Dollar Delayed Delivery Fee," and, together with the Dollar Delayed Delivery Fee, the "Delayed Delivery Fee") equal to the sum of (1) the product of (x) the amount by which the rate of interest of such Accepted Note exceeds the Overnight Interest Rate on each day from and including the original Closing Day for such Accepted Note, (y) the principal amount of such Accepted Note, and (z) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360 and (2) the costs and expenses (if any) incurred by such Purchaser or its affiliates with respect to any interest rate or currency exchange agreement entered into by the Purchaser or any such affiliate in connection with the delayed closing of such Accepted Notes.

In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7). Prudential shall inform the Company promptly upon the determination of the amount of any Delayed Delivery Fee.

        2B(8)(iv). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted
Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company shall pay the Purchaser which shall have agreed to purchase such Accepted Note in immediately available funds on the Cancellation Date an amount (the "Cancellation Fee") equal to

           (a) in the case of an Accepted Note denominated in Dollars, the product of (A) the principal amount of such Accepted Note times (B) the quotient (expressed in decimals) obtained by dividing (1) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (2) such bid price, with the foregoing bid and ask prices as reported on the Bridge\Telerate Service, or if such information ceases to be available on the Bridge\Telerate Service, any publicly available source of such market data selected by Prudential on a U.S. Treasury security having a par value of $100.00 and (such amount, the "US Cancellation Fee"); or

           (b) in the case of an Accepted Note denominated in a currency other than Dollars, the aggregate of all unwinding costs incurred by such Purchaser or its affiliates on positions executed by or on behalf of such Purchaser or such affiliates in connection with the proposed lending in such currency and fixing the coupon in such currency (which costs may include a US Cancellation Fee), provided, however, that any gain realized upon either unwinding interest rate hedging arrangements or currency swaps shall be offset against any unwinding costs incurred in either instance. Such positions include currency and interest rate swaps, futures, forwards, any government bond hedges and currency exchange contracts which are subject to substantial price volatility. Such costs may also include losses incurred by such Purchaser or its affiliates as a result of fluctuations in exchange rates. All unwinding costs incurred by such Purchaser shall be determined by Prudential or its affiliate in accordance with generally accepted financial practice.

In  no  case  shall  the   Cancellation  Fee  be  less  than  zero.
Prudential   shall   inform   the   Company   promptly   upon   the
determination of the amount of any Cancellation Fee.

           3. CONDITIONS OF CLOSING3. CONDITIONS OF CLOSING. The obligation of each Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

           3A.  Certain DocumentsA. Certain     Documents.     Such
Purchaser shall have received the following, each dated the date of the applicable Closing Day except as otherwise noted below:

           (i)  The Note(s) to be purchased by such Purchaser.

           (ii) The Subsidiary  Guaranty dated the Series A Closing
      Day.

           (iii)Certified copies of the resolutions of the Board of Directors of the Company and each Guarantor authorizing the execution and delivery of this Agreement and the issuance of the Notes (in the case of the Company) and of the Subsidiary Guaranty (in the case of each Guarantor), and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the Subsidiary Guaranty (as applicable).

           (iv) Certificates of the Secretary or an Assistant Secretary and one other officer of each of the Company and each Guarantor certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes (in the case of the Company) and the Subsidiary Guaranty (in the case of each Guarantor) and the other documents to be delivered hereunder.

           (v)  Certified    copies   of   the    Certificate    of
      Incorporation   and  By-laws   (or,  if   applicable,   other
      governing documents) of the Company and each Guarantor.

           (vi) A favorable opinion of Brian Addison, General Counsel of the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the Series A Closing Day) or D-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs such counsel to deliver such opinion, agree that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understand and agree that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

           (vii)A good standing (or equivalent) certificate for the Company and each Guarantor from the secretary of state of the state of its organization dated as of a recent date and such other evidence of the status of the Company and each Guarantor as such Purchaser may reasonably request.

           (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

           3B.  Opinion of Purchaser's Special CounselB. Opinion
of Purchaser's Special Counsel. Such Purchaser shall have received from an Assistant General Counsel of Prudential or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

           3C. Representations and Warranties; No Default3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

           3D. Purchase Permitted by Applicable Laws3D. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation,
Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

           3E. Payment of Fees. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii). The Company shall also have paid the fees and expenses of any special counsel engaged by Prudential and the Purchasers in connection with this Agreement; provided that the fees of any such special counsel shall not exceed $5,000 through the Series A Closing Day.

           4.   PREPAYMENTS.   PREPAYMENTS.  The  Series  A  Notes,
the Series B Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series A Notes, the Series B Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

           4A(1). Required Prepayments of Series A Notes. Until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of 27,483,333.34 Swiss Francs on March 1 of 2005 and 2006, and such principal amounts of the Series A Notes, together with interest thereon to such payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

           4A(2). Required Prepayments of Series B Notes. Until the Series B Notes shall be paid in full, the Company shall apply to the prepayment of the Series B Notes, without Yield-Maintenance Amount, the sum of 28,133,333.34 Swiss Francs on March 1 of 2005 and 2006, and such principal amounts of the Series B Notes, together with interest thereon to such payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series B Notes, together with interest accrued thereon, shall become due on the maturity date of the Series B Notes.

           4B.  Required Prepayments of Shelf NotesB.    Required
Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to the required prepayments, if any, set forth in the Notes of such Series.

            4B(1). Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000 or, in each case, in the equivalent of the currency in which the Notes of such Series were issued), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C(1) shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

           4B(2). Prepayment with Yield-Maintenance Amount Pursuant to Intercreditor Agreement. If amounts are to be applied to the principal of the Notes pursuant to the terms of the Intercreditor Agreement, interest owing thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable on such date. Any partial prepayment of the Notes pursuant to this paragraph 4C(2) shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

           4C. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4C(1) irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C(1). Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C(1), give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

           4D. Application of Prepayment. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B, or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

           4[G].No Acquisition of Notes4E.     Retirement        of
Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

           5.   AFFIRMATIVE COVENANTS5.   AFFIRMATIVE    COVENANTS.
During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

           5A.  Financial Statements; Notice of Defaults5A.
Financial Statements; Notice of Defaults. The Company covenants that it will deliver to each holder of any Notes in duplicate:

           (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company;

           (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its
      Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s);

           (iii)promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

           (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

           (v) with reasonable promptness, such other financial data as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6A(3), 6B(3) and 6B(9) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the

Company will deliver to each holder of any Notes a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

           The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder of any Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

           5B.  Information Required by Rule 144A5B.
Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

           5C. Inspection of Property5C. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense if no Default or Event of Default exists and at the Company's expense if a Default or Event of Default does exist, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of the Company and its Subsidiaries with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

           5D. Covenant to Secure Notes Equally5D. Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

           5E. Compliance with Law. The Company covenants that it will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental  authorizations  could  not  reasonably  be  expected, individually or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

           5F.  Insurance.  The  Company  covenants  that it  will,
and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

           5G. Subsequent Guarantors. The Company covenants that if at any time any Subsidiary which is not a Guarantor on the date hereof, shall guarantee one or both of the Bank Agreements, the Company will cause such Person to, simultaneously with the entry into the guarantee of such Bank Agreement, execute and deliver to Prudential and the holders of the Notes a joinder to the Subsidiary Guaranty in the form attached thereto.

           5H. Intercreditor Agreement. The Company covenants that on or before September 30, 2001, each lender party to one or both of the Bank Agreements shall enter into an intercreditor agreement (the "Intercreditor Agreement") with Prudential and each holder of Notes which shall include the terms referenced on the summary of intercreditor terms attached hereto as Exhibit E and shall be in form and content satisfactory to Prudential.

           5I. Maintenance of Existence. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises; provided that nothing in this paragraph shall prevent the abandonment or termination of the corporate existence of any Subsidiary, or the rights or franchises of any Subsidiary or the Company if such abandonment or termination would not have a material adverse effect upon the business, condition (financial or otherwise) operations or prospects of the Company and its Subsidiaries taken as a whole.

           5J. Maintenance of Property. The Company covenants that it will, and will cause each of its Subsidiaries to, at all times maintain and preserve all property used or useful in its business in good working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, except to the extent that the failure to do so would not have a material adverse effect upon the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

           5K.  Payment of Taxes.  The  Company  covenants  that it
will, and will cause each of its Subsidiaries to, pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, prior to the time penalties would attach thereto, as well as lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any Subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be subject to a Good Faith Contest.

           6. NEGATIVE COVENANTS6.NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

           6A.  Financial Covenants.  The Company will not permit:

           6A(1). Consolidated Net Worth. Consolidated Net Worth at any time to be less than the sum of (a) $450,000,000 plus (b) to the extent positive, 25% of Consolidated Net Income for each fiscal quarter ended subsequent to December 31, 2000 and prior to any date of determination;

           6A(2). Interest Coverage Ratio. The ratio of Consolidated EBITDA to Consolidated Interest Expense to be less than 3.50 to 1.00 for the four consecutive fiscal quarter period ended at the end of any fiscal quarter, commencing with the four consecutive fiscal quarter period ended December 31, 2000; or

           6A(3). Debt and Priority Debt Limitations. (i) The ratio, expressed as a percentage, of Consolidated Debt to Consolidated Capitalization to (a) exceed 55% at any time during the period commencing on the Series A Closing Day and ending on the first anniversary thereof or (b) 50% at any time thereafter or (ii) the aggregate amount of Priority Debt to at any time exceed 15% of Consolidated Net Worth.

           6B. Lien and Other Restrictions. The Company will not and will not permit any Subsidiary to:

           6B(1). Liens. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except:

           (i) Liens for taxes, assessments or other governmental levies or charges not yet due or which are subject to a Good Faith Contest,

           (ii) statutory Liens of landlords, Liens of carriers, warehousemen, mechanics and materialmen, and Liens of a similar nature, in each case that do not secure Debt, are incurred in the ordinary course of business and are for sums not yet due or subject to a Good Faith Contest,

           (iii)Liens on property or assets of a Subsidiary of the Company to secure obligations of such Subsidiary to the Company or to a Wholly-Owned Subsidiary,

           (iv) Liens (other than any Lien imposed by ERISA) incurred, or deposits made, in the ordinary course of business, such as workers' compensation Liens or statutory or legal obligation Liens; provided, however, that such Liens were not incurred or made in connection with the borrowing of money or the obtaining of advances or credit,

           (v) survey exceptions and easements and reservations arising in the ordinary course of business that do not secure Debt, which do not in aggregate materially detract from the use or value of the property subject thereto,

           (vi) Liens existing on the date of this Agreement and securing Debt of the Company and its Subsidiaries, in each case as identified on Schedule 6B(1) hereto,

           (vii)any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of this Agreement, provided that

                (a) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed,

                (b) the principal amount of the Debt secured by any such Lien shall at no time exceed the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed,

                (c)  any    such    Lien     shall    be    created
      contemporaneously   with,  or  within  90  days  after,   the
      acquisition or construction of such property, and

                (d) no such Lien shall attach to any property the purchase of which was made with the net sale proceeds of any assets described in the proviso to paragraph 6B(3)(ii) hereof,

           (viii) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (a) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition or property, and (b) each such Lien shall extend solely to the item or items of property so acquired, and

           (ix) any Lien renewing, extending or refunding any Lien permitted by clauses (vi), (vii) or (viii) of this paragraph, provided that (a) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity or remaining average life thereof reduced and (b) such Lien is not extended to any other property,

           (x) other Liens securing Debt of the Company or a Subsidiary, provided that the aggregate principal amount of Priority Debt shall at no time exceed 15% of Consolidated Net Worth;

           6B(2).    Merger    and    Consolidation.    Merge    or
consolidate with or into any other Person, except that, so long as no Event of Default exists or would result therefrom:

                (i)  any Subsidiary  may merge or consolidate  with
      or  into  the  Company,   so  long  as  the  Company  is  the
      continuing or surviving corporation,

                (ii) any Subsidiary may merge or consolidate with or into another Subsidiary, so long as the surviving Person is a Wholly-Owned Subsidiary, and

                (iii)the Company may merge with any other solvent corporation, so long as the Company is the continuing or surviving corporation;

           6B(3).    Transfer  of  Assets.   Transfer  any  of  its
assets (exclusive of sales of inventory in the ordinary course of business), except that:

                (i) any Subsidiary may Transfer assets to the Company or to a Wholly-Owned Subsidiary (so long as any such Transfer to a Wholly-Owned Subsidiary does not result in the movement of assets from a Designated Country to a country which is not a Designated Country), and

                (ii) the Company or any Subsidiary may otherwise Transfer assets, so long as after giving effect thereto neither (a) the Annual Percentage of Earnings Capacity Transferred pursuant to this clause (ii) and paragraph 6B(4) exceeds 15%, nor (b) the Annual Percentage of Assets Transferred pursuant to this clause (ii) and paragraph 6B(4) exceeds 15%; provided that if the net sale proceeds of any assets Transferred are, within 180 days after the date of Transfer, (1) applied to the prepayment of senior Debt of the Company (including the Notes pursuant to the terms of paragraph 4C hereof) on a pro rata basis or (2) used for the purchase of similar assets (located in a Designated Country if and to the extent the assets Transferred were located in a Designated Country), then such Transfer shall not be included in the calculations provided in this clause (ii);

           6B(4). Sale of Stock and Debt of Subsidiaries. With the exception of the InfoSoft Sale, sell or otherwise dispose of, or part with control of, any shares of stock (or similar equity interests) or Debt of any Subsidiary, except to the Company or a Wholly-Owned Subsidiary, and except that all shares of stock (or similar equity interests) and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock (or similar equity interests) and Debt so sold; provided that (i) such sale or other disposition is treated as a Transfer of assets of such Subsidiary and is permitted by paragraph 6B(3) and (ii) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary, unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(4);

           6B(5). Sale or Discount of Receivables. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, other than (i) notes or accounts receivable the collection of which is doubtful in accordance with generally accepted accounting principles and (ii) pursuant to the Brazilian Receivables Program;

           6B(6). Related Party Transactions. Directly or indirectly, receive any Transfer of any property from, or Transfer any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Party, unless each such transaction is no less favorable to the Company or such Subsidiary (as the case may be) than a transaction with an unrelated party on an arm's length basis;

           6B(7). Subsidiary Dividend Restrictions. Incur or permit to exist any restriction (other than restrictions imposed pursuant to any applicable law) on any Subsidiary's ability to make dividends or other distributions to the Company or any other Subsidiary, to repay intra-company Debt or to otherwise transfer earnings or assets to the Company or its Subsidiaries;

           6B(8). Sale-and-Leasebacks. Enter into any transaction, directly or indirectly, whereby it shall sell or transfer any property, if at the time of such sale or disposition the Company or any Subsidiary intends to lease or otherwise acquire the right to use or possess

(except  by  purchase)   such  property  or  like  property  for  a
substantially    similar    purpose   (a   "Sale   and    Leaseback
Transaction") except:

                (i) any Sale and Leaseback Transaction in which the property is sold by the Company to a Subsidiary or by a Subsidiary to the Company or another Subsidiary, or

                (ii) the Company or any Subsidiary may enter into any Sale and Leaseback Transaction if (a) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall exist (including any Event of Default under paragraph 6A(3)(ii)) and the proceeds from the sale of the subject property shall be equal to not less than 80% of its fair market value (as reasonably determined by the Company's Board of Directors); or

           6B(9). Line of Business. Engage in any business activities other than those related or incidental to its present business activities, namely, the manufacture and distribution of
(i) dental supplies and equipment, (ii) medical/industrial supplies and equipment and (iii) other healthcare products; provided that (x) the business activities described in clause
(iii) shall not represent more than 20% of Consolidated Net Income for any fiscal year, commencing with the fiscal year ended December 31, 2000 and (y) the assets of the business activities described in clause (iii) shall not at any time represent more than 20% of the consolidated assets of the Company and the Subsidiaries.

           7.   EVENTS OF DEFAULT7. EVENTS OF DEFAULT.

           7A. Acceleration7A.Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

           (i)  the   Company   defaults  in  the  payment  of  any
      principal of, or Yield- Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

           (ii)  the  Company   defaults  in  the  payment  of  any
      interest on any Note for more than five days after the date due; or

           (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the

      Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $10,000,000; or

           (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

           (v)  the  Company   fails  to  perform  or  observe  any
      agreement contained in paragraph 5H or 6; or

           (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

           (vii)the Company or any Material Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

           (viii) any decree or order for relief in respect of the Company or any Material Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

           (ix) the Company or any Material Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Material Subsidiary, or of any substantial part of the assets of the Company or any Material Subsidiary, or commences a voluntary case under the
      Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Material Subsidiary) relating to the Company or any Material Subsidiary under the Bankruptcy Law of any other jurisdiction; or

           (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Material Subsidiary and the Company or such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

           (xi) any order, judgment or decree is entered in any proceedings against the Company or any Material Subsidiary decreeing the dissolution of the Company or any Material Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

           (xii) any order, judgment or decree is entered in any proceedings against the Company or any Material Subsidiary decreeing a split-up of the Company or such Material Subsidiary which requires the divestiture of assets representing a substantial part of the consolidated assets of the Company and its Subsidiaries or which requires the divestiture of assets which shall have contributed a substantial part of Consolidated Net Income for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

           (xiii) one or more final judgments in an aggregate amount in excess of $10,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

           (xiv)any Guarantor defaults under the Subsidiary Guaranty or contests or denies the enforceability of, or asserts it has no obligation under, the Subsidiary Guaranty, or the Subsidiary Guaranty is determined to be void or unenforceable as to any Guarantor; or

           (xv) (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PGBC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (C) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000,
      (D) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
      (E) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (F) the Company or any

      Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would materially increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (A) through (F) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole;

then (a) if such event is an Event of Default  specified  in clause
(i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

           7B.  Rescission of Acceleration7B.  Rescission        of
Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

           7C. Notice of Acceleration or Rescission7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

           7D. Other Remedies7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

           8.   REPRESENTATIONS, COVENANTS AND WARRANTIES8.
REPRESENTATIONS,    COVENANTS   AND    WARRANTIES.    The   Company
represents, covenants and warrants as follows:

           8A. Organization8A.Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted.

           8B. Financial Statements8B. Financial Statements. The Company has furnished each Purchaser of Series A Notes, Series B Notes and any Accepted Notes with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheets of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for each such year, all reported on by KPMG Peat Marwick LLP and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

           8C. Actions Pending8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

           8D. Outstanding Debt8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt or Priority Debt except as permitted by paragraph 6A(3). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

           8E. Title to Properties8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

           8F. Taxes8F. Taxes. The Company has and each of its Subsidiaries has filed all foreign, federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

           8G. Conflicting Agreements and Other Matters8G. Conflicting Agreements and Other Matters. Neither the Company
nor  any  of  its  Subsidiaries  is a  party  to  any  contract  or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement, the Subsidiary Guaranty or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof, the Subsidiary Guaranty or the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws (or comparable governing documents) of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter or comparable governing documents) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in
Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company to Prudential).

           8H. Offering of Notes8H.Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

           8I. Use of Proceeds8I. Use of Proceeds. The proceeds of the Series A Notes and Series B Notes will be used to fund non-hostile acquisitions and for general corporate purposes. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

           8J. ERISA8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer
Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

           8K. Governmental Consent8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes or execution and delivery of the Subsidiary Guaranty is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement or the Subsidiary
Guaranty, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes or of the Subsidiary Guaranty.

           8L.  Environmental Compliance8L.    Environmental
Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

           8M. Disclosure8M. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement. The financial projections delivered to Prudential by the Company are reasonable based upon the assumptions contained therein and the best information available to the Company.

           8N.  Hostile Tender OffersN.   Hostile   Tender  Offers.
None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

           9.   REPRESENTATIONS OF THE PURCHASERS9.
REPRESENTATIONS OF THE PURCHASERS.

      Each Purchaser represents as follows:

           9A. Nature of PurchaseA.Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

           9B. Source of FundsB. Source of Funds. No part of the funds used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

           10.  DEFINITIONS; ACCOUNTING 10.    DEFINITIONS;
ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

           10A. Yield-Maintenance Terms10A.    Yield-Maintenance
Terms.

           "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

           "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the
Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

           "Implied Dollar Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by
(i) the  yields  reported,  as of 10:00  A.M.  (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge\Telerate Service (or such other display as may replace page 678 on the Bridge\Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by
(a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life of such Called Principal.

           "Implied Euro Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by
(i) the yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#DEBMK" on the Reuters Screen (or such other display as may replace "Page 0#DEBMK" on the Reuters Screen) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by
Recognized DM Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal.

           "Implied Swiss Franc Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated "Page 0#CHBMK" on the Reuters Screen (or such other display as may replace "Page 0#CHBMK" on the Reuters Screen) for the benchmark

Swiss Government Bond having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is not reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by Recognized Swiss Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark Swiss Government Bond with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded benchmark Swiss Government Bond with the maturity closest to and less than the Remaining Average Life of such Called Principal.

           "Reinvestment Yield" shall mean, with respect to the Called Principal of (i) any Note denominated in Dollars, 50 basis points plus the Implied Dollar Yield (ii) in the case of any Note denominated in Swiss Francs, the Implied Swiss Franc Yield, (iii) in the case of any Note denominated in Euros, the Implied Euro Yield. The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Note.

           "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

           "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

           "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called
Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

           "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the
Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

           10B. Other TermsB.  Other Terms.

           "Acceptance"   shall  have  the  meaning   specified  in
paragraph 2B(5).

           "Acceptance Day" shall have the meaning specified in paragraph 2B(5).

           "Accepted Note" shall have the meaning specified in paragraph 2B(5).

           "Acceptance Window" shall mean, with respect to any Quotation, the time period designated by Prudential during which the Company and Prudential shall be in live communication and the Company may elect to accept such Quotation.

           "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first
Person except, in the case of the Company, a Subsidiary. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

           "Annual Percentage of Assets Transferred" shall mean, with respect to any fiscal year of the Company, the sum of the Percentages of Assets Transferred for each asset of the Company and its Subsidiaries that is Transferred during such fiscal year.

           "Annual Percentage of Earnings Capacity Transferred" shall mean, with respect to any fiscal year of the Company, the sum of the Percentages of Earnings Capacity Transferred for each asset of the Company and its Subsidiaries that is Transferred during such fiscal year.

           "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

           "Available Currencies" shall mean the Dollar, the Euro, and the Swiss Franc.

           "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

           "Bank Agreements" shall mean (i) the $125,000,000 364 Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of October 23, 1997, among the Company and the other
Persons named as parties thereto, as amended or otherwise modified from time to time, (ii) the $175,000,000 5 Year Competitive Advance, Revolving Credit and Guaranty Agreement dated as of October 23, 1997 among the Company and the other
Persons named as parties thereto, as amended or otherwise modified from time to time and (iii) the Revolving Credit Agreement dated September 9, 1994, among the Company and the other Persons named as party thereto, as amended otherwise modified from time to time.

           "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

           "Brazilian Receivables Program" shall mean the sale by Subsidiaries to Brazilian banks of Dollar denominated receivables from the Company and Subsidiaries arising in the ordinary course of business, the aggregate outstanding face amount of which shall at no time exceed $1,000,000.

           "Business Day" shall mean (i) for purposes of paragraph 10A only, any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to be closed in New York City or (a) if with respect to Notes denominated in Euros, Frankfurt and Brussels or (b) if with respect to Notes denominated in Swiss Francs, Zurich (ii) for purposes of paragraph 2B(3) only, any day which is both a New York Business Day and a day on which Prudential is open for business and (iii) for all other purposes, a New York Business Day.

           "Cancellation Date" shall have the meaning specified in paragraph 2B(8)(iv).

           "Cancellation Fee" shall have the meaning specified in paragraph 2B(8)(iv).

           "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the lessee thereunder, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

           "Closing Day" shall mean, with respect to the Series A Notes and the Series B Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated  to  purchase  such  Accepted  Note  agree on an earlier
Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

           "Consolidated Capitalization" shall mean, at any time of determination thereof, the sum of Consolidated Net Worth and Consolidated Debt.

           "Consolidated   Debt"  shall   mean,   at  any  time  of
determination thereof, all Debt of the Company and Subsidiaries on a consolidated basis.

           "Consolidated EBITDA" shall mean, for any period, income (or loss) from operations of the Company and Subsidiaries on a consolidated basis plus, to the extent deducted in the calculation thereof, depreciation and amortization; provided that there shall be excluded:

           (i) the income (or loss) from operations of any Person for any period prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and

           (ii) the income from operations of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Company or any Subsidiary in the form of cash dividends or similar distributions.

           "Consolidated Interest Expense" shall mean, for any period, for the Company and Subsidiaries on a consolidated basis, (i) interest expense, plus (ii) all amortization of debt discount and expense, less (iii) interest income.

           "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis, calculated without giving effect to:

                (i) the net income (or net loss) of any Person for any period prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary,

                (ii) the net income of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Company or any
      Subsidiary   in  the  form  of  cash   dividends  or  similar
      distributions.

           "Consolidated Net Worth" shall mean, at any time of determination thereof, the sum of (i) capital stock (less treasury stock), (ii) additional paid-in capital and (iii)
retained earnings (or accumulated deficit) of the Company and Subsidiaries on a consolidated basis.

           "Debt" shall mean with respect to any Person (without duplication):

                (i) all obligations of such Person for borrowed money and mandatorily redeemable preferred stock;

                (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                (iii)all obligations of such Person upon which interest charges are customarily paid;

                (iv) all   obligations   of   such   Person   under
      conditional   sale  or  other  title   retention   agreements
      relating to property or assets purchased by such Person;

                (v)  all  obligations  of  such  Person  issued  or
      assumed as the deferred and unpaid purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business that are not more than 90 days past due);

                (vi) all obligations secured by any Lien or other charge upon property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations,

                (vii)Capitalized Lease Obligations of such Person;

                (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements;

                (ix) all  obligations  of such Person as an account
      party in respect of letters of credit, bankers' acceptances or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

                (x) all Guarantees of such Person with respect to Debt of another Person.

           "Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(8)(iii).

           "Designated Country" shall mean the United States of America and member states of the European Union.

           "Dollar Delayed Delivery Fee" shall have the meaning provided in paragraph 2B(8)(iii)(a).

           "Dollars" and "$" shall mean lawful currency of the United States of America.

           "ERISA"  shall  mean  the  Employee   Retirement  Income
Security Act of 1974, as amended.

           "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

           "Euros" shall mean the single currency of participating member states of the European Union.

           "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Facility"   shall  have  the   meaning   specified   in
paragraph 2B(1).

           "Good Faith Contest" shall mean an active challenge or contest initiated in good faith for which adequate reserves have been established in accordance with generally accepted accounting principles.

           "Guarantee"  shall mean,  as applied to any  obligation,
(a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in a manner, of any part (to the extent of such part) or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the intention or practical effect of which is to assure the payment or performance (or payment of damages or compensation in the event of nonperformance) of any part (to the extent of such part) or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages or compensation in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor or any other Person with respect to or on account of such obligation,
(iv) repayment of amounts drawn down by beneficiaries of letters of credit or arising out of the import of goods or (v) the indemnifying or holding harmless, in any way, of a Person against any part (to the extent of such part) or all of such Person's obligation under a Guarantee except for hold harmless agreements with vendors with respect to product liability and warranties to customers.

           "Guarantor" shall mean each Subsidiary which is party to the Subsidiary Guaranty from time to time.

           "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

           "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

           "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

           "InfoSoft Sale" shall mean the sale on or before July 31, 2001 of all equity interests and Debt of InfoSoft, LLC, held by the Company and all Subsidiaries for a consideration which represents the fair value thereof (as determined in good faith by the Company's Board of Directors), so long as no assets have been Transferred to InfoSoft LLC by the Company and Subsidiaries subsequent to December 31, 2000, other than (i) in the ordinary course of business or (ii) the aggregate fair market value of which is not in excess of $2,000,000 (if other than in the ordinary course).

           "Intercreditor   Agreement"   shall  have  the   meaning
provided in paragraph 5H.

           "Issuance Period" shall have the meaning specified in paragraph 2B(2).

           "Issuance Fee" shall have the meaning provided in paragraph 2B(8)(ii).

           "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement (exclusive of precautionary filings) under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

           "Material Subsidiary" shall mean any Subsidiary (i) which provided 5% or more of Consolidated Net Income during the fiscal year of the Company most recently ended at any time of determination, (ii) whose tangible assets represented 5% or more of the tangible assets of the Company and Subsidiaries on a consolidated basis as of the last day of the fiscal year of the Company most recently ended at any time of determination, or
(iii) whose net worth represented 5% or more of Consolidated Net Worth as of the last day of the fiscal year of the Company most recently ended at any time of determination; provided that, if at any time the aggregate amount of net income, tangible assets or net worth of all Subsidiaries incorporated or otherwise organized in the United States that are not Material Subsidiaries exceeds 15% of Consolidated Net Income for any such fiscal year, 15% of the consolidated tangible assets of the Company and Subsidiaries as of the end of any such fiscal year or 15% of Consolidated Net
Worth as of the end of any such fiscal year (as applicable), the Company shall designate as "Material Subsidiaries" Subsidiaries incorporated or otherwise organized in the United States sufficient to eliminate such excess, and such designated Subsidiaries incorporated in the United States shall for all purposes of this Agreement constitute Material Subsidiaries.

           "Multiemployer  Plan"  shall  mean any  Plan  which is a
"multiemployer   plan"  (as  such  term  is   defined   in  section
4001(a)(3) of ERISA.

           "New York Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

           "Non-Dollar   Delayed   Delivery  Fee"  shall  have  the
meaning provided in paragraph 2B(8)(iii)(b).

           "Notes"  shall have the meaning  specified  in paragraph
1B.

           "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.
           "Overnight Interest Rate" means (a) with respect to an Accepted Note denominated in a currency other than Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.

           "PBGC"   shall  mean  the   Pension   Benefit   Guaranty
Corporation.

           "Percentage of Assets Transferred" shall mean, with respect to each asset Transferred pursuant to clause (ii) of paragraph 6B(3) and paragraph 6B(4), the ratio (expressed as a percentage) of (i) the greater of such asset's fair market value or book value on the date of such Transfer to (ii) the consolidated total assets of the Company and Subsidiaries on the last day of the fiscal year most recently ended as of the date of such Transfer.

           "Percentage of Earnings Capacity Transferred" shall mean, with respect to each asset Transferred pursuant to clause
(ii) of paragraph 6B(3) or paragraph 6B(4), the percentage of Consolidated EBITDA produced by, or attributable to, such asset during the fiscal year most recently ended prior to the date of such Transfer.

           "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

           "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

           "Priority Debt" shall mean, at any time of determination thereof, without duplication, (i) Debt of the Company secured by Liens not otherwise permitted by clauses (i) through (ix) of paragraph 6B(1), plus (ii) Debt of Subsidiaries (other than (a) Debt of any Subsidiary owed to the Company or any Wholly-Owned Subsidiary, (b) prior to September 30, 2001, Debt of a Guarantor evidenced by a Guarantee of Debt of the Company under a Bank Agreement and (c) on or subsequent to September 30, 2001, Debt of a Guarantor evidenced by a Guarantee of Debt of the Company each beneficiary of which is a party to the Intercreditor Agreement) plus (iii) the book value (at the time of sale) of all assets sold by the Company and Subsidiaries subsequent to March 1, 2001 which were the subject of a Sale and Leaseback Transaction (other than a Sale-Leaseback Transaction permitted by paragraph 6B(8)(i)).

           "Prudential"   shall  mean  The   Prudential   Insurance
Company of America.

           "Prudential Affiliate" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other Person's Voting Stock or equivalent voting securities or interests.

           "Purchasers" shall mean Prudential with respect to the Series A Notes and Series B Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

           "Quotation"   shall  have  the   meaning   provided   in
paragraph 2B(4).

           "Recognized   DM   Market   Makers"   shall   mean   two
internationally recognized dealers of German Government treasury securities reasonably selected by Prudential.

           "Recognized Swiss Franc Market Makers" shall mean two internationally recognized dealers of Swiss Government treasury securities reasonably selected by Prudential.

           "Related Party" shall mean (i) any Person (other than the Company or a Subsidiary) owning 10% or more of the outstanding capital stock of the Company or any Subsidiary thereof, (ii) all Persons to whom any Person described in clause
(i) is related by blood, adoption or marriage and (iii) all Affiliates of the foregoing Persons.

           "Request for Purchase" shall have the meaning specified in paragraph 2B(3).

           "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

           "Rescheduled   Closing   Day"  shall  have  the  meaning
specified in paragraph 2B(7).

           "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

           "Sale and Leaseback Transaction" shall have the meaning provided in paragraph 6B(8) hereof.

           "Securities Act" shall mean the Securities Act of 1933, as amended.

           "Series"  shall have the meaning  specified in paragraph
1B.

           "Series A Closing Day" shall have the meaning specified in paragraph 2A.

           "Series A Note(s)" shall have the meaning specified in paragraph 1A.

           "Significant Holder" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

           "Structuring Fee" shall have the meaning provided in paragraph 2B(8)(i).

           "Subsidiary" shall mean, with respect to any Person (herein referred to as the "Parent"), any other Person (i) which is required or permitted to be consolidated with the Parent in accordance with generally accepted accounting principles and (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned by the Parent or one or more Subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the Parent. Unless the context clearly requires otherwise, a reference to "Subsidiary" shall mean a Subsidiary of the Company.

           "Subsidiary Guaranty" shall mean a subsidiary guaranty in the form attached hereto as Exhibit F.

           "Swiss   Francs"   shall   mean   lawful   currency   of
Switzerland.

           "Transfer" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

           "Transferee"   shall   mean  any   direct  or   indirect
transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

           "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

           "Wholly-Owned Subsidiary" shall mean, at any time, any Subsidiary one hundred percent (100%) of the equity interests and voting interests (except shares required as directors' qualifying shares) of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

           10C. Accounting Principles, Terms and
Determinations10C.Accounting       Principles,       Terms      and
Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

           11.  MISCELLANEOUS11.    MISCELLANEOUS.

           11A. Note Payments11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Note or Series B Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such
Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

           11B. Expenses11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the Intercreditor Agreement or the Subsidiary Guaranty, the transactions contemplated hereby or thereby and any subsequent proposed modification of, or proposed consent under, this Agreement, the Intercreditor Agreement or the Subsidiary Guaranty, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Intercreditor Agreement, the Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the
Intercreditor Agreement or the Subsidiary Guaranty or the transactions contemplated hereby or thereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

           11C. Consent to Amendments11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that,
(i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration,
(iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

           11D. Form,   Registration,   Transfer  and  Exchange  of
Notes; Lost Notes

11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

           11E. Persons Deemed Owners; Participations11E.Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

           11F. Survival of Representations and Warranties; Entire Agreement11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

           11G. Successors and Assigns11G.     Successors       and
Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

           11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

           11I. Notices11I.    Notices.         All         written
communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes and the Series B Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 570 West College Avenue, York, PA 17405-0872, attention: Treasurer (with a copy to the same address to the attention of the Company's secretary), provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an
Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

           11J. Payments Due on Non-Business Days11J.    Payments
Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a New York Business Day shall be made on the next succeeding New York Business Day. If the date for any payment is extended to the next succeeding New York Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such New York Business Day.

           11K. Severability11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           11L. Descriptive Headings11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

           11M. Satisfaction Requirement11M.   Satisfaction
Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

           11N. Governing Law11N.   Governing  Law.  IN  ACCORDANCE
WITH  THE   PROVISIONS   OF  ss.5-1401   OF  THE  NEW  YORK   GENERAL
OBLIGATIONS LAW, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

           11O. Payment Currency. All payments on account of the Series A Notes, Series B Notes and any Shelf Notes denominated in Swiss Francs (including principal, interest and Yield-Maintenance Amounts) shall be made in Swiss Francs. All payments on account of any Shelf Notes denominated in any other Available Currency (including principal, interest and Yield-Maintenance Amounts) shall be made in such Available Currency.

           11P. Judgment Currency. Any payment on account of an amount that is payable hereunder or under the Notes in a specified currency (the "Specified Currency") which, notwithstanding the requirement of paragraph 11O, is made to or for the account of any holder of a Note in lawful currency of any other jurisdiction (the "Other Currency"), whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the Company's obligation under this Agreement and such Notes only to the extent of the amount of the Specified Currency which such holder could purchase in New York foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing at 10:00 A.M. on the first New York Business Day following receipt of the payment first referred to above. If the amount of the Specified Currency that could be so purchased is less than the amount of Specified Currency originally due to such holder, the Company shall indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a Note from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

           11Q. Payments  Free and  Clear  of  Taxes.  The  Company
will pay all amounts of  principal  of, Yield  Maintenance  Amount, if any, and interest on the Notes, and all other amounts payable hereunder or under the Notes, without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on any holder of any Note by its jurisdiction  of  incorporation  or the  jurisdiction  in which its applicable lending office is located) (all such non-excluded taxes, duties, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to a holder of any Notes, the amounts so payable to such holder shall be increased to the extent necessary to yield such holder (after payment of all Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this
Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to each holder of the Notes, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to each holder of the Notes the required receipts or other required documentary evidence, the Company shall indemnify each holder of the Notes for any Taxes (including interest or penalties) that may become payable by such holder as a result of any such failure. The obligations of the Company under this paragraph 11Q shall survive the payment and performance of the Notes and the termination of this Agreement.

           11R. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

           11S. Counterparts11P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

           11T. Binding AgreementQ. Binding Agreement. When this Agreement is executed and delivered by the Company and
Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be
bound  by  this   Agreement   to  the  extent   provided   in  such
Confirmation of Acceptance.



                [Balance of Page Intentionally Left Blank]

           R.   Maximum Interest Payable
                                    Very truly yours,

                                    Dentsply International Inc.


                                    By:

                                    Name:
                                    Title:

                                    By:

                                    Name:
                                    Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

The Prudential Insurance Company
  of America

By:
Name:
Title:  Vice President














           [Signature Page For Note Purchase Agreement]